UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – September 11, 2008

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 2.06	Material Impairments

Peoples Financial Services Corp. (the “Company”) has determined that, as a result of actions taken by the United States Treasury Department and the Federal Housing Finance Agency with respect to the Federal Home Loan Mortgage Corporation (“Freddie Mac”), it will record an other-than-temporary impairment and take a non-cash charge to its earnings for the third quarter of 2008 related to its investments in preferred equity securities issued by Freddie Mac.  The value of these securities has decreased materially and it is unclear if, or when, their financial condition will improve.  The Company will record a non-cash, other-than-temporary impairment charge of approximately $2,230,000, from the current book value of $2,367,000, in the third quarter relating to its investments in these preferred stocks.  This represents an after-tax amount of $1,472,000 or $0.47 per share.  Even if the Company determines that the full value of the securities must be written down, the Company and its subsidiary, Peoples National Bank, will both remain “well-capitalized” under regulatory standards.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: September 11, 2008		By: Richard S. Lochen, Jr. President & CEO

	/s/	Debra E. Dissinger
Dated: September 11, 2008		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: September 11, 2008		By: Joseph M. Ferretti Vice President/CCO

	/s/	Frederick J. Malloy
Dated: September 11, 2008		By: Frederick J. Malloy Vice President/Controller